Exhibit 10.3

AMENDMENT TO THE

SPX CORPORATION SUPPLEMENTAL RETIREMENT PLAN

FOR TOP MANAGEMENT

Pursuant to the powers of amendment reserved in Section 6.1 of the SPX Corporation Supplemental Retirement Plan for Top Management (the “Plan”), SPX Corporation hereby amends the Plan in the following manner:

1.	Effective as of June 23, 2004, the second sentence of Section 6.1 is deleted and replaced with the following new sentence:

“Any such amendment or termination shall be made pursuant to a resolution of the Compensation Committee and shall be effective as of the date of such resolution or as specified therein.”